UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6480 U.S. Highway 98 West, Suite A Hattiesburg, Mississippi		39402
(Address and Zip Code of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 25, 2023, The First Bancshares, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders. Of the 31,054,546 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 26,326,306 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal One – Election of Directors: To elect four Class I directors and one Class III director. The vote for each director is set forth below.

Nominee	Class	Votes For	Votes Withheld	Broker Non-Votes
Ted E. Parker	I	21,103,541	1,778,408	3,444,357
J. Douglas Seidenburg	I	21,915,942	966,007	3,444,357
Renee Moore	I	22,754,289	127,660	3,444,357
Valencia M. Williamson	I	22,801,216	80,733	3,444,357
Jonathan A. Levy	III	22,816,236	65,713	3,444,357

The five nominees were each elected to the Company’s Board of Directors by a plurality of the votes cast, as required by the Company’s bylaws.

Proposal Two – Advisory (Non-Binding) Vote to Approve Compensation of Named Executive Officers: To hold an advisory vote to approve, on a non-binding basis, the 2022 compensation of the Company’s named executive officers as disclosed in the Company’s 2023 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,179,525	605,262	97,162	3,444,357

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal Three – Advisory (Non-Binding) Vote to Approve Frequency of Future Advisory Votes on Compensation of Named Executive Officers: To hold an advisory vote to approve, on a non-binding basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
21,298,672	47,120	1,431,557	104,600	3,444,357

The vote required to approve this proposal was a plurality of the votes cast. The frequency of one year received a plurality of the votes cast. Accordingly, this proposal was approved.

Proposal Four – Amend the Company’s Amended and Restated Articles of Incorporation to Increase Authorized Shares: To approve and adopt an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,584,493	1,694,053	47,760	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved. A copy of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this report on Form 8-K and incorporated herein by reference.

Proposal Five – Amend the Company’s Amended and Restated Articles of Incorporation to Declassify Board: To approve and adopt an amendment to the Company’s Amended and Restated Articles of Incorporation to remove the classified structure of the Company’s Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,792,158	27,298	62,493	3,444,357

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved. A copy of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this report on Form 8-K and incorporated herein by reference.

Proposal Six – Ratification of Independent Registered Public Accounting Firm: To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,300,596	16,985	8,725	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of The First Bancshares, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

By:	/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Chief Financial Officer

Date: May 26, 2023